UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of The Securities Exchange Act of 1934

(Amendment No. )

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WHEELER REAL ESTATE INVESTMENT TRUST, INC.
(Name of Registrant as Specified in Its Charter)

STILWELL ACTIVIST INVESTMENTS, L.P. STILWELL VALUE PARTNERS VII, L.P. STILWELL ACTIVIST FUND, L.P. STILWELL VALUE LLC JOSEPH D. STILWELL PAULA J. POSKON KERRY G. CAMPBELL
(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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The Stilwell Group, together with the other participants named herein, have filed a definitive proxy statement and accompanying GREEN proxy card with the Securities and Exchange Commission to be used to solicit votes for the election of its director nominees at the 2019 annual meeting of stockholders (the “Annual Meeting”) of Wheeler Real Estate Investment Trust, Inc. (the “Company”).

On November 22, 2019, the Stilwell Group delivered the following message to stockholders of the Company regarding the upcoming Annual Meeting.

WE STRONGLY BELIEVE THE CURRENT WHLR BOARD IS DIVIDED AND WILL REMAIN DYSFUNCTIONAL UNLESS STILWELL’S NOMINEES (AND WHLR’S NEW, SHAREHOLDER-FRIENDLY NOMINEES) ARE ELECTED AT THE ANNUAL MEETING.

BY VOTING ON THE GREEN CARD, YOU WILL VOTE TO ELECT THE FOLLOWING BOARD:

Joseph Stilwell – NEW DIRECTOR, Shareholder-Friendly

Paula Poskon – NEW DIRECTOR, Shareholder-Friendly

Kerry Campbell – NEW DIRECTOR, Shareholder-Friendly

Andy Jones – CHAIRMAN OF THE BOARD, Shareholder-Friendly

Stefani Carter – NEW DIRECTOR, Shareholder-Friendly

Clayton Andrews – NEW DIRECTOR, Shareholder-Friendly

Deborah Markus – NEW DIRECTOR, Shareholder-Friendly

Carl McGowan – The ONLY LEGACY DIRECTOR to remain on the board

THIS PROXY CONTEST SHOULD HAVE BEEN AVOIDED!

In July, settlement negotiations between Stilwell and the Chairman began. Various discussions ensued between Stilwell and the Chairman in July and early August.

August 6: Stilwell sent Chairman a draft settlement agreement based on their discussions.

Back-and-forth between lawyers

August 19: Draft settlement agreement verbally approved by Stilwell, WHLR and counsel for both sides.

August 20: Joe Stilwell signed the final settlement agreement.

Back-and-forth regarding drafting and scheduling of the public announcement/press release followed by sudden radio silence.

September 3: WHLR counsel contacted Stilwell requesting background check releases for the Stilwell nominees. Stilwell agreed to provide the releases if WHLR provided background check releases for the directors WHLR was choosing to re-nominate and with whom the Stilwell nominees would serve on the board.

September 4: The Chairman called Stilwell to confirm that the continuing directors were not willing to provide background check releases.

September 5: Stilwell received an email from the Chairman saying he was ‘working on alternatives’ and would ‘come back to [us] when [he had] something.’

Approximately one month of radio silence with no response to our inquiries

October 2: Dave Kelly requested a meeting with Stilwell in New York.

October 8: Meeting at Stilwell’s office occurred and instead of discussing the settlement, Dave Kelly and a different attorney instead threatened Joe Stilwell personally ‘if he persisted with the proxy contest.’ The Chairman did not speak once.

It was as if the summer negotiations never occurred.

October 17: Stilwell filed its preliminary proxy statement.